UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2006.

LAKEFIELD VENTURES INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-501191 (Commission File Number)	98-0219157 (IRS Employer Identification No.)

10580 N. McCarran Blvd., Building 115-208 Reno, Nevada (Address of principal executive offices)	89503 (Zip Code)

Registrant's telephone number, including area code (775) 747-0667

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CRF 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 4, 2006, Mr. Wallace Mays was appointed as Chairman of the Board and a Director of Lakefield Ventures Inc. (the “Company”), by written consent of the Board of Directors of the Company.

Mr. Mays is a recognized expert in the reclamation of uranium mines, both In-Situ Leach (ISL) and underground.  He is President of CIMA Energy Corporation, a private corporation, which manages reclamation of uranium mine sites.  He is also President of WM Mining Company, a private corporation that owns and develops uranium projects in Mongolia and the USA.  Mr. Mays is currently Chief Operations Manager at URASIA Energy Ltd. (TSXV:UUU) which to date has raised more than USD $400 Million in capital.

Mr. Mays’ extensive and impressive work history began with a stint as a Nuclear Weapons Officer with the US Navy.  Shortly thereafter he entered the commercial oil refining and chemicals industry and held positions of progressive responsibility with several companies.

His career in the uranium industry started in 1974, when he became Engineering Manager, responsible for the design, construction and operation of the first ISL uranium mine in the USA.  Since then, he has held a number of senior positions with Everest Minerals Corporation, where he developed and operated four ISL uranium mines in Texas, and the Highlands ISL uranium mine in Wyoming (Power Resources Inc.) where he was responsible for marketing uranium and was Technical Director of the Highlands mine.

Mr. Mays managed ISL and other uranium-related projects for Concord Services Inc. He directed the planning of the Arizona Strip mine and acquisition of ISL properties in Mongolia for Energy Fuels Nuclear Inc.  Additionally, while with Energy Fuels, he oversaw the acquisition of the Reno Creek project, leasing of the Dewey Burdock project, and acquisition from Union Carbide of its interest in the White Mesa mill.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated January 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

January 16, 2006

LAKEFIELD VENTURES INC.

By:

/s/ Richard Bachman

Name:

Richard Bachman

Title:

President

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
Exhibit 99.1	Press Release dated January 5, 2006.	5

EXHIBIT 99.1

LAKEFIELD VENTURES APPOINTS MR. WALLACE M. MAYS

CHAIRMAN OF THE BOARD AND DIRECTOR

January 5, 2006-Reno, Nevada – Lakefield Ventures, Inc. (the “Company” or “Lakefield”) (OTCBB: LKFV) is very pleased to announce the appointment of Mr. Wallace M. Mays as Chairman of the Board and Director effective immediately.  Mr. Mays has over 30 years experience in the uranium industry.  He holds a Bachelors of Science degree and a Masters of Science degree in chemical engineering from the University of Texas.

Mr. Mays is a recognized expert in the reclamation of uranium mines, both In-Situ Leach (ISL) and underground.  He is President of CIMA Energy Corporation, a private corporation, which manages reclamation of uranium mine sites.  He is also President of WM Mining Company, a private corporation that owns and develops uranium projects in Mongolia and the USA.  Mr. Mays is currently Chief Operations Manager at URASIA Energy Ltd. (TSXV:UUU) which to date has raised more than USD $400 Million in capital.

Mr. Mays’ extensive and impressive work history began with a stint as a Nuclear Weapons Officer with the US Navy.  Shortly thereafter he entered the commercial oil refining and chemicals industry and held positions of progressive responsibility with several companies.

His career in the uranium industry started in 1974, when he became Engineering Manager, responsible for the design, construction and operation of the first ISL uranium mine in the USA.  Since then, he has held a number of senior positions with Everest Minerals Corporation, where he developed and operated four ISL uranium mines in Texas, and the Highlands ISL uranium mine in Wyoming (Power Resources Inc.) where he was responsible for marketing uranium and was Technical Director of the Highlands mine.

Mr. Mays managed ISL and other uranium-related projects for Concord Services Inc. He directed the planning of the Arizona Strip mine and acquisition of ISL properties in Mongolia for Energy Fuels Nuclear Inc.  Additionally, while with Energy Fuels, he oversaw the acquisition of the Reno Creek project, leasing of the Dewey Burdock project, and acquisition from Union Carbide of its interest in the White Mesa mill.

Mr. Richard L. Bachman, President of Lakefield Ventures Inc., stated, “Wallace brings a technical expertise and knowledge of the uranium business that will be a welcome addition to our management team.  His hands-on experience developing and managing uranium mines, coupled with his connections within the global uranium market will be a tremendous asset to Lakefield.”

About Lakefield Ventures Inc.

Our vision for Lakefield is to build a uranium production company through the acquisition of late stage uranium projects; and then, engineer and build low cost, environmentally responsible mines.  We intend to seek strategic partnerships in our operating areas and expand our resource base through exploration.  At its heart Lakefield is committed to becoming a profitable producer and marketer of uranium.

For more information please contact:

Mr. Richard Bachman, President

Tel: (775) 721-8883

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, LAKEFIELD’S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS, AND CERTAIN OTHER MATTERS.  THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1955 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.